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News Release

                              FOR:     Marisa Christina, Incorporated

                              CONTACT: Michael Lerner
                                       Chairman and Chief Executive Officer
                                       (212) 221-5770
                                       S. E. Melvin Hecht
                                       Vice-Chairman and Chief Financial Officer
                                       (201) 758-9800

FOR IMMEDIATE RELEASE
---------------------

Marisa Christina Press Release Update

       New York, New York, December 1, 2004 -- Marisa Christina, Incorporated (Nasdaq: MRSA) reported today that the Company is considering discontinuing its listing on The NASDAQ National Market and not transferring its listing to The NASDAQ Small cap Market as well as terminating the registration of its Common Stock under the Securities Exchange Act of 1934. The Company's results for the third quarter ended September 30, 2004 reflected stockholders equity of $7,977,670, which is below the minimum $10,000,000 stockholders equity requirement for continued listing on The NASDAQ National Market. NASDAQ so notified the Company of this development in a letter dated November 24, 2004, and in that letter offered the Company the opportunity to discuss its continued listing despite this shortfall in stockholders equity.

       The Company believes that the substantial expenditures and management resource requirements associated with being and reporting as a publicly traded company are too burdensome for the Company, especially in view of the Company's size and the additional compliance requirements associated with the Sarbanes-Oxley Act and the revised listing requirements of NASDAQ. In the face of these costs, the Company is evaluating whether being a publicly traded company offers any significant benefits. Accordingly, the Company believes that it could be in the best interests of the Company to discontinue its listing, as well as to terminate its registration under the Securities Exchange Act, which the Company believes would be possible because it has less than $10,000,000 of assets and 500 stockholders. The Company is considering delisting and applying to terminate its registration under the Securities Exchange Act by the end of December 2004. Under this scenario, the Company would no longer be required to make public filings regarding the Company and its business, financial results, and the Company's stockholders would not be able to
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publicly trade their stock. The Company would not under this scenario expect thereafter to make a market in its stock.


       At this time, the Company is pursuing a variety of opportunities and alternatives for the benefit of the Company and its stockholders, including sales, mergers, acquisitions, divestitures, recapitalizations, share repurchases and similar or other transactions, although the Company is not currently subject to any agreements or commitments regarding any such transactions, and there can be no assurances that the Company would ever engage in any such transactions.

       Marisa Christina, Inc. designs, manufactures, sources and markets a broad line of high quality "better" clothing for women. The Marisa Christina label includes sweaters characterized by classic, timeless styling and unique details.

       Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the success of future advertising and marketing programs, the receipt and timing of future customer orders, price pressures and other competitive factors and a softening of retailer or consumer acceptance of the Company's products leading to a decrease in anticipated revenues and gross profit margins. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.